                                                                                                                               December 26, 2006

EDGAR Operations Branch

Division of Investment Management

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Re:         Evergreen Equity Trust
              Evergreen Large Cap Equity Fund

Evergreen Small-Mid Growth Fund

Evergreen Disciplined Value Fund

Evergreen Envision Growth Fund

Evergreen Envision Growth and Income Fund

Evergreen Envision Income Fund

Registration Statement on Form N-14, Pre-Effective Amendment No. 1
File Number:  333-138789

Ladies and Gentlemen:

Pursuant to the Securities Act of 1933, as amended and the General Rules and Regulations thereunder, enclosed for filing electronically is Pre-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form N-14 of Evergreen Equity Trust (the "Trust").  This filing relates to the acquisition of the assets of the Target Funds listed below, each a series of Atlas Funds, by and in exchange for shares of the Surviving Funds listed below, each a series of the Trust.

Target Fund                                                          Surviving Fund
Atlas Strategic Growth Fund                             Evergreen Large Cap Equity Fund
Atlas Growth Opportunities Fund                    Evergreen Large Cap Equity Fund
Atlas Emerging Growth Fund                            Evergreen Small-Mid Growth Fund
Atlas Value Fund                                               Evergreen Disciplined Value Fund
Atlas Dual Focus Fund                                     Evergreen Disciplined Value Fund
Atlas Independence Flagship Fund                    Evergreen Envision Growth and Income Fund
Atlas Independence Star Spangled Fund           Evergreen Envision Growth Fund
Atlas Independence Eagle Bond Fund               Evergreen Envision Income Fund

This Amendment is being filed for the purposes of (i) incorporating comments received from the SEC into the filing of the Registration Statement on Form N-14 on November 17, 2006 (accession number 0000907244-06-000569) and (ii) making any other non-material changes to the filing.  We are requesting that the Registration Statement become effective on January 2, 2007.

Any questions or comments with respect to this filing may be directed to the undersigned at (617) 210-3682.

                                                                                                                                Very truly yours,

                                                                                                                                /s/ Maureen E. Towle

                                                                                                                                Maureen E. Towle, Esq.

Enclosures

cc: Tim Diggins, Esq.